                                                                  EXHIBIT 10.17

                             SALES AGENCY AGREEMENT

                                     BETWEEN

                               BIOPURE CORPORATION
                                    "BIOPURE"

                                       AND

                        (ABAZALI BIO VENTURES (PTY) LTD)
                                    "ABAZALI"

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

                                TABLE OF CONTENTS

1    Definitions
2    Appointment
     2.1                      Appointment
3    Abazali's Duties
     3.1                      Sales Promotion
     3.2                      Sales Outside Territory
     3.3                      Product Registration
     3.4                      Product Complaints and Product Inquiries
     3.5                      Safety Surveillance and Adverse Events
     3.6                      Abazali's Indemnity
     3.7                      Trademarks and Trade Names
     3.8                      Promotional Material
     3.9                      Marketing Plan
4    Biopure's Duties
     4.1                      Remuneration of Abazali
     4.2                      Catalogues and Information
     4.3                      Biopure's Indemnity
5    Term of Agreement
     5.1                      Term of Agreement
     5.2                      Breach of Agreement
     5.3                      Insolvency of a Party
     5.4                      Change in Abazali's Ownership
6    Miscellaneous
     6.1                      Force Majeure
     6.2                      Trade Secrets and Confidential Information
     6.3                      Relationship Between Parties
     6.4                      Non-Disclosure of Agreement
     6.5                      Legal Compliance
     6.6                      Anti-Bribery Laws
     6.7                      Books and Records
     6.8                      English Language Controls
     6.9                      Assignment
     6.10                     Waiver
     6.11                     Severability
     6.12                     Entire Agreement
     6.13                     Choice of Law and Jurisdiction

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

                             SALES AGENCY AGREEMENT

AGREEMENT made between Biopure Corporation, 11 Hurley Street, Cambridge, MA 02141 USA, a US corporation, whose principal place of business is 11 Hurley Street, Cambridge, MA 02141 USA ("Biopure"), and Abazali Bio Ventures, a South African company, whose principal place of business is Building E, La Rocca, 321 Main Road, Bryanston 2010, SA ("Abazali").

                                   WITNESSETH

WHEREAS, the Biopure Corporation, is a developer and manufacturer of oxygen therapeutics; and

WHEREAS, Biopure wishes to sell in the territory hereinafter defined certain products and Abazali wishes to market and promote the sale of said products;

NOW, THEREFORE, Biopure and Abazali agree as follows:

1      DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below.

TERM                       DEFINITION
Confidential Information   the confidential information set forth in Section 6.2

Products                   the product(s) set forth in Appendix A

Territory                  the country/countries set forth in Appendix B

2      APPOINTMENT

       2.1 APPOINTMENT. Biopure hereby appoints Abazali as its exclusive Agent to promote and market the Products in the Territory. Abazali shall not use a third party to perform its activities pursuant to this Agreement without Biopure's written consent.

3      ABAZALI'S DUTIES

       3.1 SALES PROMOTION. Abazali shall at all times use its best efforts to promote, develop, and increase the sales of the Products throughout the Territory. For such purposes, Abazali shall:

              3.1.1 At its sole expenses, maintain a sales organization and generally do all such things as may be necessary or useful for the performance of its duties and obligations hereunder, including but not limited to hiring appropriately qualified and trained personnel, traveling, personal representation etc.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

                     Abazali shall maintain at all times a minimum of two qualified and trained sales agents solely representing the Product and, in addition, necessary or appropriate operational support.

              3.1.2 Survey the market in the Territory and inform Biopure of all opportunities of selling the Product and more generally to report on the needs of the local customers, prevailing prices, products distributed by competitors and on whatever may be relevant to the development of Biopure's sales within the Territory.

              3.1.3 Create and maintain the best possible relations with the local customers, participate in negotiations and do its best to ensure the successful conclusion of each transaction.

              3.1.4 Provide Biopure's staff visiting the Territory with the necessary assistance in establishing contacts with the appropriate organizations and customers in the Territory.

              3.1.5 Disseminate information provided by Biopure regarding the Product among the appropriate customers, registration institutes and governmental agencies in keeping with national laws and regulations of the Territory.

              3.1.6 Give written notice to Biopure of all acts of unfair competition or counterfeiting and imitations of Biopure's trade-marks of Products and give reasonable assistance to Biopure in taking action against imitations, counterfeiting and unfair competition by others.

              3.1.7 Market and sell the product under Biopure's trademarks and trade names.

       3.2 SALES OUTSIDE TERRITORY. Abazali shall not solicit orders for the Products from any purchaser with a view to their sale outside of the Territory or within the Territory with a view to their exportation.

       3.3 PRODUCT REGISTRATION. Product shall be registered in the name of Biopure or its nominee. Abazali understands and agrees as follows:
              The Product is registered in South Africa only. No sales shall be made in any other part of the Territory unless or until the Product is registered or otherwise may be sold in accordance with the law of the applicable jurisdiction. Nothing in this Agreement shall be deemed to require Biopure to obtain marketing approval in any country in the Territory.

       3.4 PRODUCT COMPLAINTS AND PRODUCT INQUIRIES. Abazali shall report in writing to Biopure or its designee in accordance with the procedure outlined from time to time by Biopure or its designee in writing (i) all complaints including product quality complaints and medical complaints related to the Products; and (ii) all inquires about the Products, including but not limited to, relating to the medical description of the Product, medical claims for the Product, contra-indications of the Product.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

       3.5 SAFETY SURVEILLANCE AND ADVERSE EVENTS. The parties agree to use their best reasonable efforts to establish a process document regarding compliance with all regulations and obligations related to safety surveillance and adverse event reporting responsibilities for the Products promptly upon signing of this Agreement.

       3.6 ABAZALI'S INDEMNITY. Abazali shall hold Biopure harmless with respect to any claims by other persons who allege injury or loss as a result of Abazali's activities in violation of its covenants under this Agreement. Notwithstanding anything to the contrary in this Agreement, in no event shall Abazali be liable to Biopure for any incidental, indirect, exemplary, special or consequential damages whatsoever (including, but not limited to, lost profits, loss of goodwill, or interruption of business) that may be suffered or incurred by Biopure as a results of Abazali's violation of its covenants under this Agreement.

       3.7    TRADEMARKS AND TRADE NAMES.

              3.7.1 Abazali shall use Biopure's trademarks or trade names only to identify and advertise the Products and shall not use said trademarks or trade names as part of Abazali's own name or trademarks or in any other manner.

              3.7.2 It is understood and agreed that this right to use Biopure's trademarks and trade names is revocable at will by Biopure and does not constitute, in any manner, a direct or implied license or assignment of such trademarks or trade names.

              3.7.3 Upon the expiration or termination of the Agreement for any reason whatsoever, Abazali shall immediately cease using Biopure's trademarks and trade name and shall return to Biopure all promotional and advertising material carrying Biopure's name or trademarks.

       3.8 PROMOTIONAL MATERIAL. Abazali shall use solely advertising and promotional material approved by Biopure. Abazali undertakes that it will submit to Biopure or its designee for prior written approval all written materials which Abazali proposes to use for the purpose of marketing, selling, distributing or advertising the Products.

       3.9 Marketing Plan. The parties shall agree annually upon a marketing plan for sales of the Product. The marketing plan will take into account needs in the Territory, past experience, Biopure's manufacturing capacity and other information deemed relevant. The first marketing plan shall be for the 6-month period beginning six months from the effective date of this Agreement. In preparing the first marketing plan the parties will review the first six months of experience under this Agreement. At the same time the parties will prepare a marketing plan for the subsequent six months, i.e., the six months beginning on the first anniversary of this Agreement. (It is understood that all dates may be adjusted for convenience to begin on the first day of a month.) Thereafter, prior to the end of the second six-months marketing plan and prior to the end of each year of this Agreement, the parties will agree upon a business plan for the 12 months beginning on the day after the last day of the previous marketing plan. Marketing plans will be detailed by month.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

4      BIOPURE'S DUTIES.

       4.1    REMUNERATION OF ABAZALI.

              4.1.1 In respect of all orders from customers within the Territory accepted by Biopure during the term of this Agreement, Abazali shall receive a payment of:

                     [**] per unit for the first 500 units sold;

                     [**] per unit above 500 units sold and up to 1000 units sold;

                     [**] per unit above 1000 units sold.

                     The foregoing amounts will be subject to adjustment in the event of a change in the "Single Exit Price" for the Product. No amounts shall be owing in respect of orders placed prior to the start of sales activities by the two individuals hired and trained pursuant to Section 3.1.1.

              4.1.2 A fixed amount of [**] (excluding VAT) per month for the maintenance of a sales organization as per 3.1.1. above.

              4.1.3 Biopure will be responsible for all agreed upon costs for all activities set forth in Appendix C.

              4.1.4 All amounts owing to Abazali shall be invoiced on a monthly basis. Notwithstanding the above, it is specified that the amounts shall only be considered to be earned by Abazali when full and unconditional payment has reached Biopure.

              4.1.5 Upon expiry or termination of this Agreement, Biopure shall be obligated to pay amounts to Abazali in respect of amounts accepted by Biopure prior to the effective date of termination.

       4.2 CATALOGUES AND INFORMATION. Biopure will provide Abazali with such information, catalogues, promotional material and documentation, as Biopure shall from time to time consider necessary. The aforesaid material shall be used solely for the purpose of soliciting sales of the Products and shall remain the property of Biopure. Abazali shall return or dispose of it in accordance with Biopure's written instructions.

       4.3 BIOPURE'S INDEMNITY. Biopure shall hold Abazali harmless with respect to any claims by other persons who allege injury or loss as a result of Biopure's manufacture and delivery of the Products in violation of its covenants under this Agreement.

5      TERM OF AGREEMENT

       5.1 TERM OF AGREEMENT. Subject to the provisions contained herein which provide for earlier termination, this Agreement shall commence on November 1, 2005 and shall continue in full force and effect until December 31, 2009 ("Expiry Date"). The Agreement shall automatically extend for periods of one (1) additional year unless

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

              either of the parties gives written notice to the other party of its intention not to renew at least sixty (60) days prior to the Expiry Date or the then current term. Upon expiry of this Agreement, neither party shall owe to the other any damages, or indemnification resulting from such expiry.

       5.2 BREACH OF AGREEMENT. The foregoing notwithstanding, if either Abazali or Biopure breaches any of the terms and conditions of this Agreement, the other party may give notice of the breach to the party in default. If the defaulting party does not rectify the breach within thirty (30) days after receipt of the notice, the party who gave notice may terminate this Agreement upon the expiration of the thirty (30) days period without prejudice to such party's claims for damages, or indemnification for the losses incurred by reason of such termination or breach of the Agreement. Failure of the parties to agree on a marketing plan, as described in Section 3.9, shall give either party the right to terminate this Agreement with 60 days written notice. A failure by Abazali to meet the marketing plan(s) as in effect for any consecutive 12 months shall be deemed to be a breach of the terms and conditions of this Agreement by Abazali.

       5.3 INSOLVENCY OF A PARTY. In the event either party becomes the subject of proceedings involving bankruptcy, insolvency, moratorium of payment, reorganization or liquidation, or if either party makes any assignment for the benefit of its creditors, then this Agreement may be terminated forthwith by the other party by written notice, without prejudice to its claims for damages, or indemnification for losses incurred by reason of such termination.

       5.4    CHANGE IN ABAZALI'S OWNERSHIP.

              5.4.1 Abazali shall report promptly to Biopure all changes in the legal or beneficial ownership of Abazali. If Biopure reasonably believes that such change is prejudicial to Biopure's interests or to the proper and efficient marketing of the Product, Biopure may terminate this Agreement by giving thirty (30) days prior written notice within thirty (30) days from the day it is informed of the change of ownership. In such instance Biopure shall not owe Abazali for any damages or indemnification resulting from the termination.

6      MISCELLANEOUS.

       6.1    FORCE MAJEURE.

              6.1.1 Neither party to this Agreement shall be liable for failure to perform if the failure is attributable to any cause which is reasonably beyond the party's control, including:

                     6.1.1.1 war (declared or undeclared), riot, political
                             insurrection, rebellion, revolution;

                     6.1.1.2 acts or orders of or expropriation by any
                             government (whether facto or de jure) prohibiting the import or export of the Products or imposing rationing;

                     6.1.1.3 inability to procure or shortage of supplies of
                             necessary materials, equipment, or production facilities;

                     6.1.1.4 quarantine restrictions;

                     6.1.1.5 fuel shortage;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

                     6.1.1.6 strike, lockout, or other labor troubles which
                             interfere with the manufacture, sale or
                             transportation of the goods covered hereby or with the supply of raw materials necessary for their production;

                     6.1.1.7 fire, flood, explosion, earthquake, tornadoes or
                             other natural events.

              6.1.2 If a party incurs force majeure conditions that will result in its non-performance it shall immediately notify the other party in writing of the existence of such conditions and the anticipated period of non-performance.

              6.1.3 If the actual period of non-performance by either party because of force majeure conditions exceeds three (3) months from the date of such written notice of force majeure conditions, the other party shall be entitled to terminate this Agreement as of the end of such three (3) month period or at any time thereafter during the continuance of the force majeure conditions based on thirty
                     (30) days written notice to the non-performing party. Neither party shall owe to the other any damages, reimbursement, or indemnification as a result of such termination.

       6.2    TRADE SECRETS AND CONFIDENTIAL INFORMATION.

              6.2.1 Abazali and Biopure acknowledge that during the term of this Agreement either party may acquire, either from the other party or otherwise Confidential Information. For the purposes of this Agreement, Confidential Information shall mean all information regarding or belonging to a party, including but not limited to, (i) know-how, data, documents, techniques, processes, materials, product samples, business plans or other information disclosed directly or indirectly; (ii) information furnished by any representative of the party; (iii) information acquired by observation or otherwise, during a visit to a party's facilities; (iv) information or other work product developed in connection with this Agreement; and (v) information which a party is under an obligation to third parties to maintain as confidential. Such disclosures shall be subject to the following obligations of confidentiality and non-use:

                     6.2.1.1 The receiving party shall hold in strict confidence
                             Confidential Information received from the disclosing party, and shall not distribute, disclose or disseminate Confidential Information to any third party, or anyone not authorized hereunder;

                     6.2.1.2 The receiving party shall not use the disclosing
                             party's Confidential Information for any purpose other than to facilitate the authorized purpose of this Agreement;

                     6.2.1.3 The receiving party shall not use the disclosing
                             party's Confidential Information in its own operations and/or for its own benefit, without the prior written consent of the disclosing party;

                     6.2.1.4 The receiving party shall restrict use of the
                             disclosing party's Confidential Information to those of its directors, officers and employees who have a definable need to know in order to facilitate the authorized purpose of this Agreement. The receiving party may disclose Confidential Information to members of a parent or affiliate company who have a definable need to know, provided such entity

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

                             agrees, prior to disclosure to be bound by the terms of this Agreement. The receiving party shall be responsible to the disclosing party for any improper disclosure or use of Confidential Information by such persons.

                     6.2.1.5 Abazali and Biopure each shall use its best efforts to see that each of its employees to whom confidential information, know-how or trade secrets are imparted do not disclose such information, during or subsequent to his or her employment by Abazali or Biopure as the case may be, to any person who is not entitled to have access to such information.

              6.2.2 Upon expiry or termination of this Agreement, howsoever caused, upon request, Abazali and Biopure shall each forthwith return to the other any physical manifestations of such information, secrets, or know-how, then or thereafter in its possession or control.

              6.2.3 These obligations of confidentiality and non-use shall expire ten (10) years from termination or expiration of this Agreement. The foregoing obligations of confidentiality and non-use shall not apply to information that the receiving party can demonstrate:

                     6.2.3.1 was known to the receiving party prior to its
                             receipt from the disclosing party as demonstrated by written records; or

                     6.2.3.2 was known to the general public prior to its
                             receipt from the disclosing party or subsequently becomes known to the public through no fault of the receiving party; or

                     6.2.3.3 is obtained by the receiving party from a third
                             party who is not under an obligation of
                             confidentiality and has a lawful right to make such disclosure.

                     6.2.3.4 Is required to be disclosed by law, provided,
                             however, the disclosing party shall promptly notify the other party and shall not disclose any information without the other party's prior written consent or until the other party has exhausted any legal actions it may take to prevent or limit the requested disclosure.

       6.3 RELATIONSHIP BETWEEN PARTIES. Nothing in this Agreement or in the activities engaged in by Biopure or Abazali hereunder create a partnership, employment, or joint venture relationship between the parties.

       6.4 NON-DISCLOSURE OF AGREEMENT. Unless required by law or judicial process, neither party shall release any information to any third person with respect to the terms of this Agreement without the prior written consent of the other party. This prohibition includes, but is not limited to, press releases, educational and scientific conferences, promotional materials, governmental filings, public officials, and the media.

       6.5 LEGAL COMPLIANCE. Each party shall insure that it and its activities under this Agreement shall at all times comply with all applicable laws. Each party represents that any funds paid to the other pursuant to this Agreement are not proceeds of any illegal activity.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

       6.6 ANTI-BRIBERY LAWS. In carrying out their responsibilities under this Agreement, the parties shall comply with all applicable anti-bribery laws in the countries where the parties have their principal places of business and where they conduct activities under this Agreement. Additionally, the parties understand and agree to comply with the U.S. Foreign Corrupt Practices Act, as revised (the "Legislation"), which generally prohibits the promise, payment or giving of anything of value either directly or indirectly to any government official for the purpose of obtaining or retaining business or any improper advantage. For purposes of this section, "government official" means any official, officer, representative, or employee of, including any doctor employed by, any non-U.S. government department, agency or instrumentality (including any government-owned or controlled commercial enterprise), or any official of a public international organization or political party or candidate for political office. Additionally, Abazali represents that neither it nor any of its owners, directors, employees, Abazali's, consultants (A) is a government official, or will directly or indirectly (B) pay or give or promise to pay or give anything of value to any government official for purposes of (i) influencing any act or decision of such government official in his official capacity; (ii) inducing such government official to do or omit to do any act in violation of the lawful duty of such official; (iii) securing any improper advantage; or (iv) inducing such government official to use his influence with the government or instrumentality thereof to affect or influence any act or decision of the government or such instrumentality with respect to any activities undertaken relating to this Agreement.

       6.7 NOTICE. Any notice authorized or required to be given under the terms of this Agreement shall be given by facsimile transmission, registered mail, adequately prepaid cable or telegram sent to the above principal place of business of the addressee (or such other address as the addressee may previously by notice to the other party have stipulated) or by hand delivering the same to said address. Notices shall be deemed to be given in the case of a facsimile transmission when sent, if during normal business hours and otherwise on the next business day, provided it is confirmed by registered mail sent no later than the next business day, in the case of registered mail upon the receipt by other party, in the case of a cable or telegram upon the expiration of the forty-eight (48) hours after lodgment with the official sending body, and in the case of hand delivery upon the hand delivery of the notice if during normal business hours and otherwise on the next business day.

       6.8 ENGLISH LANGUAGE CONTROLS. English shall be the official version for the purpose of interpretation of this Agreement.

       6.9 ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other. This Agreement is binding upon the parties, their successors and permitted assigns.

       6.10 WAIVER. The failure of either party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

       6.11 SEVERABILITY. If any provision of this Agreement is or becomes illegal, void or invalid, this shall not affect the legality and validity of the other provisions and the parties shall meet and negotiate in good faith a valid and enforceable replacement for the severed provision, which replacement shall be designed to achieve as nearly as possible the same commercial objective as the original.

       6.12 ENTIRE AGREEMENT. This Agreement constitutes the definitive agreement of the parties on the subject matter hereof and supersedes all prior agreements, understandings and undertakings relating to the subject matter hereof. This Agreement shall not be modified or amended except by a written document signed by a duly authorized officer of the parties. Except as expressly provided herein, there are no verbal agreements, warranties, representations or understandings affecting this Agreement and all previous or other negotiations, representations, and understandings between the parties are merged herein.

       6.13 CHOICE OF LAW AND JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SOUTH AFRICA. ANY disputes or controversy ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE SUBMITTED SOLELY TO THE COURTS OF SOUTH AFRICA, SUBJECT TO AN APPEAL TO THE SUPREME COURT OF SOUTH AFRICA. BOTH PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, on the date written below.

Biopure Corporation.                     Abazali Bio Ventures (Pty) Ltd

Signature:  /s/ Barry Scott              Signature: /s/ Christopher Whitfield

Name:       Barry Scott                  Name:      Christopher Whitfield

Title:      Vice President               Title:     CEO

Date:       November 11, 2005            Date:      November 1, 2005

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

                                   APPENDIX A
                                    PRODUCTS

Hemopure(R)

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

                                   APPENDIX B
                                    TERRITORY

All African Countries excluding Egypt

Including the Indian Ocean Islands

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.

                                   Appendix C
                                Marketing Costs

Promotional material

Congress and Symposia marketing materials

Peer to Peer meetings comprising multiple doctors

Sponsorship of T & E for pre-approved doctor travel to local and international meetings

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the commission.